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                                    Exhibit 5










                                October 28, 1996


Board of Directors
Central Coast Bancorp
301 Main Street
Salinas, CA 93901

         Re:      Amended and Restated Central Coast Bancorp 1994 Stock Option
                  Plan


Gentlemen:

         We refer to the Registration Statement on Form S-8 to be filed by Central Coast Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 311,901 shares of the Company's Common Stock, no par value, issuable under the Amended and Restated Central Coast Bancorp 1994 Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            BRONSON, BRONSON & McKINNON LLP

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